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                                                                    EXHIBIT 23.1

               Consent of Ernst & Young LLP, Independent Auditors

    We consent to the reference to our firm under the captions "Selected Financial Data" and "Experts" and to the use of our report dated January 14, 2000 (except the second paragraph of Note 1, as to which the date is
             , 2000) in the Registration Statement (Form S-1) and related Prospectus of IntraBiotics Pharmaceuticals, Inc. for the registration of shares of its common stock.

                                                               ERNST & YOUNG LLP

Palo Alto, California
January   , 2000

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The foregoing consent is in the form that will be signed upon completion of the reverse stock split described in Note 1 to the financial statements.

                                                        /s/ ERNST & YOUNG LLP

Palo Alto, California
January 26, 2000